U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 11, 2006
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND
ITEM 7.01. REGULATION FD DISCLOSURE
On May 10, 2006, we disclosed on our website an amended supplemental analyst package in connection with our first quarter earnings. In page 2 of our supplemental analyst package included in this amendment, we report (in thousands), as of March 31, 2006, the following line items in our Assets Section: cash and cash equivalents of $168,007, accounts receivable, net of $148,907, and total assets of $7,043,563; and the following line items in our Liabilities and Stockholders’ Equity Section: minority interest of limited partnership unitholders of $87,973, total minority interests of $1,188,617, common equity of $1,764,071, total stockholders’ equity of $1,939,402, and total liabilities and stockholders’ equity of $7,043,563, not $158,067, $151,864, $7,036,580, $87,641, $1,188,285, $1,757,420, $1,932,751 and $7,036,580, respectively, as originally reported on our Current Report on Form 8-K filed on April 11, 2006. In page 1 of our supplemental analyst package included in this amendment, we report that our share of total debt-to-our share of total book capitalization was 55.9%, not 56.0% as originally reported on our Current Report on Form 8-K filed on April 11, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit
Number	Description
99.1	Pages 1 and 2 of the AMB Property Corporation Supplemental Analyst Package for First Quarter 2006 Earnings Conference Call April 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: May 10, 2006	By:	/s/ Tamra D. Browne

Tamra D. Browne
Senior Vice President, General Counsel and
Secretary

Exhibits

Exhibit
Number	Description
99.1	Pages 1 and 2 of the AMB Property Corporation Supplemental Analyst Package for First Quarter 2006 Earnings Conference Call April 12, 2006.